CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated December 24, 1998 accompanying the financial statements of Insured Municipals Income Trust, 133rd Insured Multi-Series as of October 31, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6. We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                                        GRANT THORNTON LLP
Chicago, Illinois
February 22, 1999